Exhibit 10.2

FIRST AMENDMENT

TO

ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (the “Amendment”) is made and entered into as of this 1st day of November, 2006 by and among HERCULES INTERNATIONAL HOLDINGS LTD., a Cayman limited company (“HIHL”), HALLIBURTON WEST AFRICA LTD., a Cayman limited company (“HWAL”), HALLIBURTON ENERGY SERVICES NIGERIA LIMITED, a Nigerian corporation (“HESNL”) and HERCULES OILFIELD SERVICES LTD., a Cayman limited company (“HOSL”). HESNL and HWAL are sometime referred to herein, collectively, as the “Seller”.

WHEREAS, HIHL, HWAL and HESNL entered into that certain Asset Purchase Agreement, as of August 23, 2006 (the “Purchase Agreement”; all capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.), pursuant to which HWAL and HESNL agreed to sell, and HIHL agreed to buy, the Purchased Assets and the Assigned Contracts upon the terms and subject to the conditions set forth therein; and

WHEREAS, the parties to this Amendment desire to amend the Purchase Agreement to replace and substitute HOSL for HIHL as the “Buyer” in the Purchase Agreement, to change the “Expiration Date” to December 1, 2006, to make certain changes to employee matters and to agree upon the repair of certain damages to M.V. F.J. Leleux.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto represent, warrant and agree as follows:

1.	Substitution of Buyer.

a)	The cover page to the Purchase Agreement is hereby amended by deleting “Hercules International Holdings Ltd.” and inserting “Hercules Oilfield Services Ltd.” in its place.

b)	The definition of “Buyer” in the preamble of the Purchase Agreement is hereby amended by deleting “Hercules International Holdings, Ltd.” and inserting “Hercules Oilfield Services Ltd.” in its place.

c)	Section 11.4 of the Purchase Agreement with respect to notice to the Buyer is hereby amended by deleting “Hercules International Holdings Ltd.” and inserting “Hercules Oilfield Services Ltd.” in its place.

2.

Joinder. By executing this Amendment, HOSL becomes “Buyer” under the Purchase Agreement. HOSL agrees that, upon the execution of this Amendment, it will become a party to the Purchase Agreement as “Buyer” thereunder, and will be bound by all terms, conditions, and duties applicable to “Buyer” under the Purchase Agreement, as if it were an original signatory thereto. HOSL hereby ratifies, approves and confirms the terms, conditions and other provisions of the Purchase Agreement in each and every respect. By executing this Amendment, HOSL agrees that (a) all of the terms and conditions set forth in the Purchase Agreement and other Transaction Documents that apply to “Buyer” are binding upon and apply to HOSL; and (b) all of the representations, warranties, covenants, and agreements made by “Buyer” in the Purchase Agreement are deemed to be made, by HOSL as if set forth herein in full. Furthermore, HOSL represents and warrants to HWAL and HESNL, that this Amendment and all other Transaction Documents delivered to HESNL and HWAL that are executed by it constitute the legal, valid and binding obligations of HOSL and are fully enforceable in accordance with their respective terms.

3.	Extension of Expiration Date. The definition of “Expiration Date” set forth in Article X of the Purchase Agreement is hereby amended so that Expiration Date now means December 1, 2006.

4.	Employee Matters. If the Closing has not occurred on or prior to November 7, 2006, the first sentence of Section 5.6 of the Purchase Agreement shall be amended by deleting the word “all” between the words “engage” and “of” and inserting the phrase “eighty-five percent (85%)” in its place.

5.	Repairs to M.V. F.J. Leleux. The parties acknowledge that M.V. F.J. Leleux (the “Leleux”) was damaged on October 31, 2006 (the “Damages”). The parties acknowledge and agree that for the purposes of Section 2.4 of the Purchase Agreement the Leleux is not a Total Loss and no Purchase Price adjustment shall be made in respect of the Damages to the Leleux. Seller shall be responsible for repairing the Damages to the Leleux at Seller’s sole cost. Seller agrees to consult with Buyer on the scope and status of such repairs. HOSL shall make the Leleux available to Seller, at no cost to Seller, after Closing for the purpose of repairing the Damages to the Leleux. Notwithstanding Section 2.4(b) of the Purchase Agreement, Seller shall be obligated to repair the Damages to the Leleux whether or not the cost of such repair is reasonably expected to exceed $50,000. Seller shall use commercially reasonable efforts to complete all such repairs in as short a time as possible, and in any event Seller shall complete all such repairs within 60 days after the Closing Date.

6.	Continuation of Purchase Agreement. This Amendment shall be deemed to be an amendment to the Purchase Agreement, and the Purchase Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Purchase Agreement in the Purchase Agreement (excluding this Amendment) shall hereafter be deemed to refer to the Agreement, as amended hereby.

7.	Counterparts. This Amendment may be signed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

8.	Successors and Assigns. All of the terms, agreements, covenants, representations, warranties and conditions of this Amendment are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors. No party may assign either this Amendment or any of its rights, interests or obligations hereunder without the prior written approval of each other party.

9.	Amendments and Waivers. No amendment, modification, replacement, termination or cancellation of any provision of this Amendment will be valid, unless the same shall be in writing and signed by each party hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

10.	Severability. The provisions of this Amendment shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof, provided that any provision of this Amendment that is invalid or unenforceable in any situation or in any jurisdiction will not affect the enforceability of the remaining terms and provisions hereof or the enforceability of the offending term or provision in any other situation or in any other jurisdiction.

[Signature pages follow.]

IN WITNESS HEREOF, the Parties hereto have duly executed and delivered this Amendment as of the day and year first above written.

HALLIBURTON WEST AFRICA LTD.		HALLIBURTON ENERGY SERVICES NIGERIA LIMITED

By:	/s/ David R. Smith	By:	/s/ David R. Smith
Name:	David R. Smith	Name:	David R. Smith
Title:	Director	Title:

SIGNATURE PAGE TO FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT BY AND AMONG HERCULES

INTERNATIONAL HOLDINGS LTD., HALLIBURTON WEST AFRICA LTD., HALLIBURTON ENERGY SERVICES NIGERIA

LIMITED AND HERCULES OILFIELD SERVICES LTD.

HERCULES INTERNATIONAL HOLDINGS LTD.		HERCULES OILFIELD SERVICES LTD.

By:	/s/ Don P. Rodney	By:	/s/ Don P. Rodney
Name:	Don P. Rodney	Name:	Don P. Rodney
Title:	President	Title:	President

SIGNATURE PAGE TO FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT BY AND AMONG HERCULES

INTERNATIONAL HOLDINGS LTD., HALLIBURTON WEST AFRICA LTD., HALLIBURTON ENERGY SERVICES NIGERIA

LIMITED AND HERCULES OILFIELD SERVICES LTD.